PROXY
                               PIONEER OIL AND GAS
       1206 W. South Jordan Parkway, Unit B, South Jordan, Utah 84095-5512
                 Annual Meeting of Shareholders September 19th, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Undersigned hereby appoints the Board of Directors of Pioneer Oil and Gas, as proxies with full power of substitution, and hereby authorizes them to represent and to vote as designated below, all of the shares of common stock of Pioneer Oil and Gas, held of record by the undersigned on August 4th, 2005, at the Annual Meeting of Shareholders to be held on September 19th, 2005, or any adjournment thereof:

1. to ratify the Board of Directors decision to effect a 1-for-2000 reverse stock split and the repurchase of all resulting fractional shares, followed immediately by a 2000-for-1 forward stock split of the Company's common shares. As a result of the Stock Splits, (a) each shareholder owning fewer than 2000 common shares of the Company immediately before the Stock Splits will receive $1.50 in cash, without interest, for each of the Company's common shares owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of the Company; and (b) each shareholder owning 2000 or more common shares immediately before the Stock Splits will receive 2000 Common Shares after the Stock Splits in exchange for each lot of 2000 Common Shares held before the Stock Splits and any additional Common Shares held other than in a 2000 share lot will be canceled and exchanged for $1.50 in cash per share. The effective date of the Stock Splits will be September 26, 2005. The Stock Splits is further outlined in the Proxy Statement enclosed with this Proxy.

      FOR_________      AGAINST_________      ABSTAIN_________

2. The Board of Directors recommends a vote FOR the election of the nominees for Directors as set forth in the Proxy Statement:

      FOR_________      AGAINST_________      ABSTAIN_________
If you choose to withhold authority to vote for any of the nominees for Directors, please list the director or directors' names: WITHHOLD AUTHORITY TO VOTE FOR _________________________________________________


3. The Board of Directors recommends a vote FOR the ratification of the selection by the Board of Directors of Jones Simkins LLP as independent auditors for Pioneer Oil and Gas for the next fiscal year ending September 30, 2005.

      FOR_________      AGAINST_________      ABSTAIN_________

This proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" items 1 through 3. This Proxy also delegates discretionary authority to the proxy to vote with respect to any other business which may properly come before the Annual Meeting of Stockholders held on September 19th, 2005, and any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF PIONEER OIL AND GAS.

Please sign exactly as the name appears on your stock certificate. When joint tenants hold shares, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation owns the shares, sign in the full corporate name by an authorized officer. If the shares are owned by a partnership, sign in the name of the partnership by an authorized officer. Also, please list your address below.


PLEASE PRINT YOUR NAME CAREFULLY OR ATTACH YOUR MAILING LABEL TO ASSURE THE CORRECT VOTING OF YOUR SHARES.


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ADDRESS OF SHAREHOLDER                      SIGNATURE

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CITY, STATE AND ZIPCODE                     SIGNATURE, IF JOINTLY OWNED

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DATED             NO. OF SHARES OWNED       PLEASE PRINT NAME CLEARLY


PLEASE PLACE YOUR PROXY IN THE ENCLOSED STAMPED ENVELOPE AND MAIL IMMEDIATELY.